EXHIBIT 10.7

                          FORM OF CONSULTING AGREEMENT




                        NEWBRIDGE SECURITIES CORPORATION
                          BATHGATE CAPITAL PARTNERS LLC


____, 2005

Greg Pusey                                        Michel Siemens
Chairman                                          President
A4S Security, Inc.                                A4S Security, Inc
106 South University Blvd, #14                    489 N. Denver Avenue
Denver, Colorado 80209                            Loveland, Colorado 80537

Gentlemen:

        We are pleased that A4S Security, Inc., a Colorado corporation (the "Company") has decided to retain Newbridge Securities Corporation ("Newbridge") and Bathgate Capital Partners LLC ("BCP") (together "Consultants") to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement (this "Agreement") will confirm Consultants' acceptance of such retention and set forth the terms of our engagement.

         1. Retention. The Company hereby retains Consultants as its non-exclusive financial advisors and investment bankers to provide general financial advisory and investment banking services, for the term specified in Paragraph 2 below, and Consultants accept such retention on the terms and conditions set forth in this Agreement. In such capacity, Consultants shall: (i) assist the Company in evaluating and make recommendations concerning the relationships among the Company's various lines of business and potential areas for business growth; and (ii) provide such other financial advisory and investment banking services upon which the parties may mutually agree.

         2. Term. Except as otherwise specified in Paragraph 8 hereof, this Agreement shall be effective for a two (2) year period commencing , 2005 and ending on , 2007.

         3. Information. In connection with Consultants' activities hereunder, the Company will cooperate with Consultants and furnish Consultants upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the "Information") that Consultants deem appropriate and will provide Consultants with access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Consultants: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Consultants pursuant to this Agreement may not be disclosed publicly without Consultants' prior written consent. Consultants hereby acknowledge that certain of the Information received by them may be confidential and/or proprietary, including Information with respect to the Company's technologies, products, business plans, marketing, and other Information which must be maintained by them as confidential. Consultants agree that they will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved. Consultants understand that the Company may as a condition for providing Information to the Consultants, require that Consultants provide customary assurances of confidentiality.


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         4. Compensation. As consideration for Consultants' services pursuant to this Agreement, Consultants shall be entitled to receive, and the Company agrees to pay Consultants, (together) a fee of $2,500 per month for the term of this Agreement. The aggregate sum of $60,000 shall be due and payable upon the execution of this Agreement ("Consulting Fee"), and shall be deducted by the Consultants from the proceeds of the public offering for which the Consultants are acting as managing underwriters.

         5. Expenses. In addition to payment to Consultants of the compensation set forth in Section 4 hereof, the Company shall promptly upon request from time to time reimburse Consultants for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Consultants in connection with its engagement hereunder. Consultants will provide the Company an invoice and copies of receipts pursuant to its expenses and such expenses shall not exceed $3,000 without prior authorization of the Company; provided that the foregoing limitation and consent shall not apply to legal fees incurred as provided pursuant to Section 6 hereof.

         6. Indemnification. The Company agrees to indemnify Consultants in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the "Indemnification Provisions"), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

         7. Other Activities. The Company acknowledges that Consultants have been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Additionally, Consultants shall not be required to devote any minimum amount of time towards providing services to the Company pursuant to this Agreement. Subject to the confidentiality provisions of Consultant contained in Section 3 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Consultants or of any member, manager, officer, employee, agent or representative of Consultants, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company's business, nor to limit or restrict the right of Consultants to render services of any kind to any other corporation, firm, individual or association. Consultants may, but shall not be required to, present opportunities to the Company.


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         8. Termination; Survival of Provisions. Either Consultants or the
Company may terminate this Agreement at any time upon 30 days' prior written notice to the other party. In the event that Consultants terminate this Agreement prior to its expiration, they will promptly return a portion of the Consulting Fee, determined by multiplying $2,500 by the number of months remaining under the Agreement, to the Company. In the event of termination of this Agreement by either the Company or Consultant, the Company shall reimburse Consultants for all expenses incurred by Consultants in connection with its services hereunder pursuant to Section 5 hereof. Any reimbursement of the Consulting Fee due to the Company shall be paid to the Company on the Termination Date. All such reimbursements due to Consultants pursuant to the immediately preceding sentence shall be paid to Consultants on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date). Notwithstanding anything expressed or implied herein to the contrary the terms and provisions of Sections 4, 5, 6 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 7, 8, 9, 10 and 15 shall survive the termination of this Agreement.

         9. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to Newbridge, 1451 Cypress Creek Road, Suite 204, Ft. Lauderdale, FL 33309,
Attention: Guy Amico, Fax No. (___) ____; if to BCP, to Bathgate Capital Partners LLC, 5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111, Attention, Vicki D. E. Barone, Senior Managing Partner, Fax No. (303) 720-488-4755; and if to the Company, to the address set forth on the first page of this Agreement, Attention: CEO, Fax No.: (970) 461-0071. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

         10. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of Florida or the United States Federal Courts in the State of Florida for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 9 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

         11. Amendments This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

         12. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

         13. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Consultants nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

         14. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Consultants are not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company's stockholders or creditors or any other person by virtue of this Agreement or the retention of Consultants hereunder, all of which are hereby expressly waived.


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         15. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

         16. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

        If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

                                     Very truly yours,

                                     NEWBRIDGE SECURITIES CORPORATION

                                     By:
                                            ---------------------------
                                            Guy Amico
                                            President

                                     BATHGATE CAPITAL PARTNERS LLC


                                     By:
                                            ---------------------------
                                            Vicki D. E. Barone
                                            Senior Managing Partner

Agreed to and accepted this            day of ___, 2005.

A4S Security, Inc.




By:      --------------------------------
         Michael Siemens
         President



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                                    Exhibit A
                           INDEMNIFICATION PROVISIONS

         Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

         The Company agrees to indemnify and hold harmless Consultants, and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, "Losses"), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Consultants' acting for the Company, including, without limitation, any act or omission by Consultants in connection with their acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Consultants to which these indemnification provisions are attached and form a part (the "Agreement"), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Consultants of their rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Consultants by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party's gross negligence or willful misconduct.

         These Indemnification Provisions shall extend to the following persons (collectively, the "Indemnified Parties"): Newbridge, BCP, their present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.


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         If any action is brought against an Indemnified Person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action, provided , however , that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. Upon receipt of such notification the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Indemnified Party) and payment of actual expenses. Such Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or
(iii) such Indemnified Party or Parties shall have reasonably concluded that there will be material defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party or Parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Indemnified Parties shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement on behalf of the Company of such action, which approval shall not be unreasonably withheld. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company's written consent. The Company shall not, without the prior written consent of Newbridge and BCP, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

         In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Consultants in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Consultants pursuant to the Agreement.

         Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.



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